Exhibit 10.2

AMENDMENT AND TERMINATION AGREEMENT

among

Philip Morris International Inc.,

the Required Lenders

(as defined herein)

Dr. Michael C. Frege

in his capacity as insolvency administrator over the assets of

Lehman Brothers Bankhaus AG i. Ins.

and

Citibank International plc

Amending a Credit Agreement dated as of May 12, 2005 relating to a

EUR 2,000,000,000

5-Year Revolving Credit Facility

(including a EUR 1,000,000,000 swingline option) and a

EUR 2,500,000,000 3-year Term Loan Facility Agreement

THIS AMENDMENT AND TERMINATION AGREEMENT (this “Amendment and Termination Agreement”) is made on 8 September 2009 among:

1.	Dr. Michael C. Frege in his capacity as insolvency administrator over the assets of Lehman Brothers Bankhaus AG i. Ins. (“Dr. Frege”);

2.	Philip Morris International Inc. (“PMI”);

3.	Citibank International plc (the “Agent”); and

4.	the Revolving Credit Lenders holding at least 50.1% of the aggregate Revolving Credit Commitments (collectively, the “Required Lenders”) under the Credit Agreement (as defined below).

Dr. Frege, PMI, the Agent and the Required Lenders together shall be referred to in this Amendment and Termination Agreement as the “Parties” and each individually as a “Party”.

WHEREAS:

A.

Under the Credit Agreement relating to a revolving credit facility (including a swingline option) of EUR 2,000,000,000 and a term loan facility of EUR 2,500,000,000 dated 12 May 2005 as amended, varied, supplemented, increased or extended from time to time among, inter alios, Lehman Brothers Bankhaus AG, London Branch (“LBB”) as one of the Lenders, PMI, the Required Lenders and the Agent (the “Credit Agreement”), LBB originally held an unfunded Revolving Credit Commitment of EUR 75,555,556 and currently holds an unfunded Revolving Credit Commitment in the amount of EUR 55,555,556 after having assigned an unfunded commitment of EUR 20,000,000 to Danske Bank A/S.

B.

On 13 November 2008 insolvency proceedings over the assets of LBB were opened. Given LBB’s insolvency, the Parties wish to release LBB from its obligations under the Credit Agreement and to make certain amendments and waivers to the Credit Agreement pursuant to Section 9.1 thereof to effect the non-pro rata termination of the Revolving Credit Commitment of LBB.

NOW, IT IS HEREBY AGREED AS FOLLOWS:

1.	TERMINATION

With effect from and after the Termination Effective Date, (i) PMI and each other party hereto hereby releases LBB from any and all of its obligations as a Lender under the Credit Agreement or any related documents (including without limitation any obligation to participate in or to fund any amounts or extend any credit or participate in any set-off from or after the Termination Effective Date) and (ii) without limiting the foregoing, LBB will cease to be a party to the Credit Agreement and any related documents (iii) the Revolving Credit Commitment of LBB under the Credit Agreement shall be irrevocably terminated in whole on a non-pro rata basis (the “LBB Revolving Commitment Termination”) and (iv) LBB will therefore not have any further obligation thereunder including without limitation any further obligation to fund any amounts or extend any credit under the Credit Agreement.

2.	AMENDMENTS TO THE CREDIT AGREEMENT AND RELEASE

(a)

In order to reflect the LBB Revolving Commitment Termination as of the Termination Effective Date, all references to “Lehman Brothers Bankhaus AG, London Branch” contained in the Credit Agreement with respect to the LBB Revolving Commitment and in Schedule 4 thereto shall be deleted in their entirety.

As of the Termination Effective Date, the total amount of the Revolving Credit Commitment will reduce from EUR 2,000,000,000 to EUR 1,944,444,444 and SCHEDULE 4 shall be replaced by the new SCHEDULE 4 attached hereto.

(b)

As of the Termination Effective Date, LBB shall no longer have any rights or obligations under or in connection with the Credit Agreement or any related documents. Accordingly, as of the Termination Effective Date none of the Parties will have any claims, demands, causes of action and the like, of any and every kind and character against LBB under or in connection with the Credit Agreement or any related documents (including any claim for repayment of commitment fees that have already been paid), in particular. none of the Parties will have any claims against LBB under or in connection with the Credit Agreement or any related documents on which they could base any right of set-off, recoupment. indemnification or claims for damages.

3.	FEES

Fees paid to LBB under or in connection with the Credit Agreement or any related document up to and including the Termination Effective Date shall not be subject to any rebate or refund.

4.	MISCELLANEOUS

a)	Definitions

The terms defined in the Credit Agreement shall have the same meaning in this Amendment and Termination Agreement unless they are given a different meaning herein.

b)	Governing law and jurisdiction

The provisions of Section 9.9 (Governing Law) and Section 9.11 (Jurisdiction, Etc.) of the Credit Agreement shall be incorporated into this Amendment and Termination Agreement as if set out in full in this Amendment and Termination Agreement.

c)	Amendments

Any changes and amendments to this Amendment and Termination Agreement (including this Section 4c) must be in writing to be valid.

d)	Conflicts

In connection with the LBB Revolving Commitment Termination, any provision of the Credit Agreement that may be read to conflict with such termination is hereby waived, in each case solely in relation to the Revolving Credit Commitment of LBB, including, without limitation, compliance with Section 2.13(a) of the Credit Agreement (Termination or Reduction of the Commitments).

e)	Effectiveness

In accordance with Section 9.1 of the Credit Agreement, this Amendment and Termination Agreement shall become effective on the date (the “Termination Effective Date”) upon which the Agent has received either (i) counterparts of this Amendment and Termination Agreement signed on behalf of PMI, by Dr. Frege and the Required Lenders or (ii) written evidence satisfactory to the Agent (which may include a telecopy transmission of an executed signature page of this Amendment and Termination Agreement) that such parties have signed counterparts of this Amendment and Termination Agreement.

(f)	Continuing obligations of remaining Lenders

aa)

On and after the Termination Effective Date, the Credit Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of PMI, the Lenders and the Agent shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment and Termination Agreement shall be deemed to be part of the terms and conditions of the Credit Agreement for any and all purposes and shall be binding on each party to the Credit Agreement. Except as expressly modified and expressly amended by this Amendment and Termination Agreement, the Credit Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect, including, without limitation, the Revolving Credit Commitments of all Revolving Credit Lenders other than LBB.

bb)

On and after the Termination Effective Date, the Credit Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words with a similar purpose shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Amendment and Termination Agreement.

(g)	Execution in counterparts:

This Amendment and Termination Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Termination Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment and Termination Agreement.

THE REMAINDER OF THIS PAGE IS DELIBERATELY LEFT BLANK

[Signature pages intentionally omitted.]